UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section   13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 31, 2007

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrants telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 □ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 □ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 □ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 □ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 29, 2007, Integrated Electrical Services, Inc. (the Company) issued a press release announcing that the United States Court of Appeals for the Fifth Circuit issued an opinion on August 21, 2007 affirming the dismissal with prejudice of all claims in the securities fraud class action previously filed against the Company and several of its former officers. The court ruled that the plaintiffs failed to allege any claim for securities fraud and that the district court did not abuse its discretion in failing to permit further amendment of the complaint.

In addition, on August 31, 2007 the Company announced a civil settlement with the U.S. Securities and Exchange Commission, which concludes the SECs investigation of matters arising during the period 2003 to 2004. The terms of the settlement are summarized in the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

99.1 Press Release dated August 29, 2007

99.1 Press Release dated August 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:     /s/ Curt L. Warnock

                                         Curt L. Warnock

Senior Vice President and General Counsel

Date: August 31, 2007